From:	CAVALIER HOMES, INC.
Approved by:	David Roberson
Subject:	Third Quarter Results
Contact:	Mike Murphy (256) 747-9800

CAVALIER ANNOUNCES THIRD QUARTER 2007 RESULTS

Addison, Ala. (October 23, 2007) – Cavalier Homes, Inc. (Amex: CAV) today announced results for the third quarter and nine months ended September 29, 2007.  A summary of the Company's report follows (in thousands, except per share amounts):

	Third Quarter Ended		Nine Months Ended
	Sept. 29, 2007	Sept. 30, 2006	Sept. 29, 2007	Sept. 30, 2006
Revenue	$51,703	$50,900	$157,414	$184,625
Income (loss) from continuing operations before income taxes and equity in earnings of equity-method investees	(3,086)	(1,104)	(8,190)	846
Income tax provision (benefit)	23	(147)	79	337
Equity in earnings of equity-method investees	367	169	767	518
Income (loss) from continuing operations	(2,742)	(788)	(7,502)	1,027
Income from discontinued operations	--	--	--	12
Net income (loss)	$(2,742)	$(788)	$(7,502)	$1,039

Diluted net income (loss) per share:
From continuing operations	$(0.15)	$(0.04)	$(0.41)	$0.06
From discontinued operations	--	--	--	--
	$(0.15)	$(0.04)	$(0.41)	$0.06

Weighted average diluted shares outstanding	18,383	18,345	18,376	18,430

"At the beginning of this quarter, our objective was to continue sequential revenue growth," said David Roberson, President and Chief Executive Officer.  "We expected the commencement of shipments under contracts awarded in June by the Mississippi Emergency Management Agency (MEMA) to be a key driver for increased revenue in the third and fourth quarters of 2007, which, in turn, was expected to improve plant utilization, strengthen our gross margins, and provide profitability.  While revenue increased in the third quarter versus the comparable period last year, we are disappointed that the Company was not able to increase its revenue compared with the second quarter this year.  Our revenue did not meet expectations due to continued softness in the manufactured housing market and to our inability to achieve higher production levels for the MEMA homes, which have proven to be much more labor intensive than we anticipated.

"The market for HUD-code homes remains historically weak," Roberson continued.  "Our year-to-date HUD-code floor shipments through the first nine months of 2007 declined 16% from the year-earlier period, and industry-wide floor shipments were down 25% through August, according to the latest information available from the Manufactured Housing Institute.  Also, our modular housing sales have slumped over the course of 2007 with 529 homes shipped year-to-date in 2007 compared with 622 in the same period last year.  We believe this may be attributable to the general downturn in the real estate market and tightening credit standards, since modular homes typically are more expensive and represent closer competition for site-built homes, which also have experienced a pullback."

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CAV Reports Third Quarter Results

October 23, 2007

In closing, Roberson said, "As we move into the final quarter of 2007, we must create our own momentum if Cavalier is to build market share and volume.  Our efforts this year to realign Cavalier's product offering and build brand recognition were a good start to that process.  We will focus this quarter on the completion of the MEMA production and efforts to improve liquidity, reduce inventory, and lower operating costs.  In September, we closed one of two home manufacturing lines we operate at our division in Millen, Georgia, which led to a restructuring charge of $159,000, but this move will reduce our fixed costs going forward.  We will continue to assess our capacity in light of any changes in industry conditions and will take further steps, if necessary, to strengthen Cavalier's operating and financial performance over the long term."

Cavalier's revenue for the third quarter of 2007 rose 2% to $51,703,000 from $50,900,000 in the year-earlier period.  Home manufacturing sales, the Company's largest source of revenue, increased 5% to $50,508,000 for the quarter versus $47,945,000 in the third quarter of fiscal 2006.  Third quarter floor shipments declined 1% to 1,987 from 1,999 floors in the same period last year.  Floor shipments reflected a 4% increase in HUD-code floor shipments to 1,814 from 1,738 in the year-earlier quarter, while floor shipments for modular homes declined to 173 in the third quarter of 2007 versus 261 in the third quarter last year.  Cavalier has received notices to proceed on all 500 of the homes under contract with MEMA and shipped 145 homes in the third quarter of 2007, which provided revenue of $6,778,000.  Other sources of revenue declined 60% to $1,195,000 in the third quarter of 2007 from $2,955,000 in the year-earlier period, reflecting lower sales at the Company's retail sales centers due to the sale or closure of three of the four Company-owned retail stores at the end of the first quarter of 2007.

Gross profit for the third quarter declined 29% to $6,049,000 from $8,541,000 in the year-earlier period.  The change in gross profit reflected lower gross margin for the quarter, which declined to 11.7% from 16.8% in the third quarter of 2006, due to production inefficiencies on the new products introduced in the spring and the design and manufacturing complexities associated with the MEMA homes.  Selling, general and administrative expenses declined 8% to $8,936,000 in the third quarter of 2007 from $9,669,000 in the year-earlier period.  As a percentage of revenue, selling, general and administrative expenses fell to 17.3% in the third quarter of 2007 from 19.0% in the same period last year.  The decline in selling, general and administrative costs primarily reflected lower salaries, wages and benefits and an overall decline in most administrative expenses.  The net loss for the third quarter of 2007 totaled $2,742,000 or $0.15 per diluted share versus a net loss of $788,000 or $0.04 per diluted share in the third quarter of 2006.

Cavalier's revenue for the first nine months of 2007 declined 15% compared with the year-earlier period.  Home manufacturing sales fell 13% to $152,051,000 for the year-to-date period versus $175,049,000 for the year-earlier period, with the prior-year amount including approximately $13,000,000 in sales under contracts for Federal Emergency Management Agency (FEMA)-specified housing.  Year-to-date 2007 shipments declined 16% to 6,205 floors compared with 7,356 floors (including 419 floors/FEMA homes) in the first nine months of 2006.  Other sources of revenue totaled $5,363,000 in the first nine months of 2007, down 44% from $9,576,000 in the year-earlier period, again reflecting lower sales at the Company's retail sales centers due to the sale or closure of three of the four Company-owned retail stores.

Year-to-date gross profit in 2007 fell 37% to $20,666,000 from $32,612,000, and gross margin for the first nine months of 2007 was 13.1% versus 17.7% in the same period last year.  These declines primarily reflected lower year-over-year floor shipments, reduced manufacturing efficiencies related to MEMA home production, the introduction of the Company's new product line earlier in 2007, and the year-earlier impact of higher average margins on FEMA homes shipped in 2006.  During the first nine months of 2007, selling, general and administrative expenses declined 10% to $28,493,000 from $31,618,000 in the year-earlier period.  Selling, general and administrative expenses were 18.1% of revenue in the first nine months of 2007 versus 17.1% of revenue in the year-earlier period.  The decline in selling, general and administrative expenses in the first nine months of 2007 reflected lower incentive compensation costs as a result of lower sales and earnings in 2007 and an overall decline in most administrative expenses.  The net loss for the first nine months of 2007 totaled $7,502,000 or $0.41 per diluted share versus net income of $1,039,000 or $0.06 per diluted share in the year-earlier period.

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CAV Reports Third Quarter Results

October 23, 2007

Commenting on the Company's financial position, Mike Murphy, Cavalier's Chief Financial Officer, said, "Cavalier ended the third quarter with cash totaling $10,849,000 versus $19,334,000 at the same time last year due to cash needed to support the Company's working capital needs under its MEMA contracts and to fund the year-to-date loss.  Accounts receivable increased 38% to $15,456,000 at September 29, 2007 (including $6,778,000 from MEMA) from $11,237,000 at September 30, 2006, while inventory declined 4% to $26,046,000 at the end of the third quarter from $27,184,000 in the year-earlier quarter, primarily due to inventory included with the sale of three Company retail stores in March 2007."

Murphy noted that during the third quarter, Cavalier borrowed $8,000,000 under its revolving line of credit component of the bank credit facility.  At September 29, 2007, $17,593,000 was available under the revolving line of credit component based on the amended credit facility, and $2,778,000 was outstanding under the real estate portion of this facility, which matures in 2018.

At the end of the third quarter, the Company was in compliance with all covenants of its bank credit facility that are measured on an interim basis.  Cavalier does not expect to be in compliance with one additional covenant regarding cash flow to debt service, which is measured only at year end.  The Company, however, has obtained a waiver from its lender for any noncompliance with this covenant for the year ending December 31, 2007.

Cavalier Homes, Inc. and its subsidiaries produce, sell, and finance manufactured housing. The Company markets its homes primarily through independent dealers, including exclusive dealers that carry only Cavalier products, and provides financial services primarily to retail purchasers of manufactured homes sold through its dealer network.

A public, listen-only simulcast of Cavalier Homes' third quarter conference call will begin at 9:30 a.m. Eastern Daylight Time tomorrow (October 24, 2007) and may be accessed via the Company's web site, www.cavhomesinc.com, or at www.viavid.com.  Investors are invited to access the simulcast at least 10 minutes before the start time in order to complete a brief registration form.  A replay of this call will be available shortly after the call using this same link and will continue until November 24, 2007.

With the exception of historical information, the statements made in this press release, including those containing the words "expects," "anticipates," "thinks" and "believes," and words of similar import, and those relating to industry trends and conditions, Cavalier's expectations for its results of operations during the most recent fiscal quarter and in future periods, the financial impact of the contract with MEMA (Mississippi Emergency Management Agency), acceptance of Cavalier's new product initiatives and the effect of these and other steps taken in the last several years on Cavalier's future sales and earnings, and Cavalier's plans and expectations for addressing current and future industry and business conditions, constitute forward-looking statements, are based upon current expectations, and are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain known and unknown assumptions, risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the statements, including among other matters, significant competitive activity, including promotional and price competition; interest rates; increases in raw material and energy costs; changes in customer demand for Cavalier's products; inherent risks in the market place associated with new products and new product lines; and other risk factors listed from time to time in Cavalier's reports filed with the Securities and Exchange Commission, including, but not limited to, those discussed or indicated in Cavalier's Annual Report on Form 10-K for the period ended December 31, 2006, under the heading "Item 1. Business-Risk Factors," and its Quarterly Report on Form 10-Q for the period ended June 30, 2007, under the heading "Safe Harbor Statement under the Private Litigation Reform Act of 1995," as filed with the Securities and Exchange Commission. Cavalier disclaims any obligation to update any forward-looking statements as a result of developments occurring after the issuance of this press release.

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CAV Reports Third Quarter Results

October 23, 2007

Cavalier Homes, Inc.
Data Sheet – Unaudited
(in thousands, except per share amounts)

	Third Quarter Ended		Nine Months Ended
STATEMENT OF OPERATIONS SUMMARY	Sept. 29, 2007	Sept. 30, 2006	Sept. 29, 2007	Sept. 30, 2006
Home manufacturing net sales	$50,508	$47,945	$152,051	$175,049
Financial services	870	777	2,771	2,497
Retail	325	2,178	2,592	7,079
Total revenue	51,703	50,900	157,414	184,625
Cost of sales	45,654	42,359	136,748	152,013
Gross profit	6,049	8,541	20,666	32,612
Selling, general and administrative	8,936	9,669	28,493	31,618
Restructuring charge	159	--	159	--
Operating income (loss)	(3,046)	(1,128)	(7,986)	994
Other income (expense):
Interest expense	(162)	(275)	(472)	(906)
Other, net	122	299	268	758
	(40)	24	(204)	(148)
Income (loss) from continuing operations before income taxes and equity in earnings of equity-method investees	(3,086)	(1,104)	(8,190)	846
Income tax provision (benefit)	23	(147)	79	337
Equity in earnings of equity-method investees	367	169	767	518
Income (loss) from continuing operations	(2,742)	(788)	(7,502)	1,027
Income from discontinued operations	--	--	--	12
Net income (loss)	$(2,742)	$(788)	$(7,502)	$1,039

Basic net income (loss) per share:
From continuing operations	$(0.15)	$(0.04)	$(0.41)	$0.06
From discontinued operations	--	--	--	--
Net income (loss)	$(0.15)	$(0.04)	$(0.41)	$0.06

Diluted net income (loss) per share:
From continuing operations	$(0.15)	$(0.04)	$(0.41)	$0.06
From discontinued operations	--	--	--	--
Net income (loss)	$(0.15)	$(0.04)	$(0.41)	$0.06

Weighted average shares outstanding:
Basic	18,383	18,345	18,376	18,332
Diluted	18,383	18,345	18,376	18,430

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CAV Reports Third Quarter Results

October 23, 2007

Cavalier Homes, Inc.
Data Sheet – Unaudited (Continued)
(dollars in thousands)

	Third Quarter Ended		Nine Months Ended
OPERATING DATA SUMMARY	Sept. 29, 2007	Sept. 30, 2006	Sept. 29, 2007	Sept. 30, 2006
Manufacturing sales:
Floor shipments:
HUD-code	1,814	1,738	5,676	6,734
Modular	173	261	529	622
Total floor shipments	1,987	1,999	6,205	7,356
Home shipments:
Single-section	408	242	1,065	1,476
Multi-section	786	869	2,556	2,911
Total home shipments	1,194	1,111	3,621	4,387
Shipments to company-owned retail locations	(7)	(32)	(36)	(128)
MEMA/FEMA shipments	(145)	--	(145)	(419)
Wholesale shipments to independent retailers	1,042	1,079	3,440	3,840

Retail sales:
Single-section	--	16	10	37
Multi-section	4	21	26	91
Total sales	4	37	36	128
Cavalier produced homes sold	4	31	36	111
Used homes sold	--	6	--	17
Independent exclusive dealer locations	60	85	60	85
Company-owned stores	1	4	1	4
Home manufacturing facilities – operating	6	7	6	7
Average home net wholesale prices (excludes FEMA)	$42,100	$44,100	$41,400	$41,600
Installment loan purchases	$14,597	$10,122	$42,968	$31,458

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CAV Reports Third Quarter Results

October 23, 2007

Cavalier Homes, Inc.
Data Sheet – Unaudited (Continued)
(in thousands, except ratios and per share amounts)

	Sept. 29, 2007	Sept. 30, 2006
BALANCE SHEET SUMMARY
Cash and cash equivalents	$10,849	$19,334
Accounts receivable, less allowance for losses	15,456	11,237
Notes and installment contracts receivable, net	7,693	5,189
Inventories	26,046	27,184
Other current assets	1,375	2,560
Total current assets	61,419	65,504
Property, plant and equipment, net	28,435	29,317
Other assets	9,827	10,400
Total assets	$99,681	$105,221

Note payable under revolving line of credit	$8,000	$--
Current portion of long-term debt	1,075	1,556
Notes payable	549	1,711
Other current liabilities	35,078	36,326
Total current liabilities	44,702	39,593
Long-term debt	3,733	6,375
Other long-term liabilities	302	--
Stockholders' equity	50,944	59,253
Total liabilities and stockholders' equity	$99,681	$105,221

OTHER INFORMATION
Working capital	$16,717	$25,911
Current ratio	1.4 to 1	1.7 to 1
Ratio of long-term debt to equity	0.1 to 1	0.1 to 1
CIS installment loan portfolio	$13,690	$10,976
Number of shares outstanding	18,430	18,345
Stockholders' equity per share	$2.76	$3.23

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